Exhibit 10.21
              FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT


        This Agreement, made and entered into on this 15th day of October, 1993, and made effective as of January 1, 1993, by and between Enron Corp. ("Enron"), a Delaware corporation having its headquarters at 1400 Smith Street, Houston, Texas 77002, and Richard D. Kinder, ("Employee"), an individual residing in Houston, Texas, is an amendment to that certain Employment Agreement between the parties effective September 1, 1989 (the "Employment Agreement").

     WHEREAS, the Employment Agreement incorporates the terms and provisions of a Stock Finance Agreement attached to the Employment Agreement as Exhibit C and a Loan Commitment Agreement attached to the Employment Agreement as Exhibit D, as though recited therein in their entirety; and

     WHEREAS, the parties desire to amend a certain provision of the Stock Finance Agreement and the Loan
Commitment Agreement;

     NOW THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

1. Section 2.04 of the Stock Finance Agreement is deleted in its entirety and the following is substituted in its place:

     "SECTION 2.04. Interest. The Borrower shall pay interest, compounded annually, on the unpaid principle and interest at an annual rate determined under the following formula: I = A x AFR, where "I" is the amount of interest, "A" is the amount of the Advance, and "AFR" is the applicable federal rate as defined under U.S. Internal Revenue Code Section 1274 (d) in effect during each month that the Advance is outstanding."

2. Section 2.05 of the Loan Commitment Agreement is deleted in its entirety and the following is substituted in its place:

     "SECTION 2.05. Interest. The Borrower shall pay interest compounded annually, on the unpaid principal and interest at an annual rate determined under the following formulas for each Advance: I = A x AFR, where "I" is the amount of interest, "A" is the amount rate as defined under U.S. Internal Revenue Code
     Section 1274 (d) in effect during each month that the Advance is outstanding. The Borrower shall make payments of accrued interest with respect to each Advance on the anniversary date of an Advance, or at the election of Borrower on the subsequent 31st day of December."


3. This Agreement is an amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, as amended by any prior amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ENRON CORP.


By:  CHARLES A. LeMAISTRE
Title:  Chairman, Compensation Committee,
     Enron Corp. Board of Directors



RICHARD D. KINDER

RICHARD D. KINDER